UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 29, 2008

Fleetwood Enterprises, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-7699	95-1948322
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3125 Myers Street, Riverside, California		92503-5527
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code  (951) 351-3500

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

Fleetwood Enterprises, Inc.’s (the “Company”) senior secured credit facility with a syndicate of lenders led by Bank of America, as agent, was amended as of October 29, 2008 by a Ninth Amendment (the “Ninth Amendment”).  The Ninth Amendment is filed herewith as Exhibit 10.1.

Pursuant to the Ninth Amendment, the Company is permitted to exchange the existing 5% convertible senior subordinated notes due 2023 for senior secured notes or senior subordinated notes in principal amounts and on terms no less favorable to the lenders than those as set forth in the Ninth Amendment. The Ninth Amendment permits the senior secured notes to be secured by second priority liens on real estate that constitutes collateral for the obligations under the senior secured credit facility and first priority liens on additional real estate that does not constitute collateral for the obligations under the senior secured credit facility. The aggregate value of all real estate securing the senior secured notes that does not constitute collateral for the obligations under the senior secured credit facility at the time of the granting of the lien thereon may not exceed the sum of $20 million and such amount as shall have been notified to the agent under the senior secured credit facility and applied to reduce the “maximum real estate loan amount” as defined therein.

The Ninth amendment incorporates all covenants and events of default contemplated under the senior secured notes so that any breach of a covenant under such senior secured notes will constitute a default under the senior secured credit facilities and any event of default under the senior secured notes will constitute an event of default under the senior secured credit facility.  Pursuant to the Ninth Amendment, subject to certain exceptions, the Company will not be permitted to amend or otherwise change the terms of the new notes to be issued.

As of the effective date of the Ninth Amendment, the aggregate revolving commitments thereunder were reduced from $160 million (or $185 million during the period from December 1 to April 30 of each calendar year) to $135 million year round. Certain properties which secured the term loan will secure revolving loans under the senior secured credit facility as “boot collateral”, so that the aggregate value of all “boot collateral” increases from approximately $28 million to not less than $37 million.

The Ninth Amendment also provides for increases in interest rates and letter of credit fees and replaces the fixed charge coverage ratio covenant with an adjusted cash gain/loss covenant and a minimum liquidity covenant.  The adjusted cash gain/loss covenant applies if our average daily liquidity falls below $45 million for any calendar month or if liquidity falls below $25 million on any one day. In the event that we do not meet this minimum liquidity test, our EBITDA minus fixed charges may not exceed certain loss thresholds which will vary over the remaining term of the senior secured credit agreement.

Additionally, we are subject to a minimum liquidity covenant that requires that liquidity not fall below $20 million for more than 3 consecutive business days.

The foregoing description of the Ninth Amendment does not purport to be complete and is qualified in its entirety by reference to the Ninth Amendment, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 8.01.  Other Events.

On October 30, 2008, the Company will file a Registration Statement on Form S-4 (the “Registration Statement”) and Schedule TO with respect to an offer (the “Exchange Offer”) to exchange up to $103 million aggregate principal amount of our new Senior Secured Notes due 2011 (“New Notes”) and up to 14,000,000 shares of Fleetwood common stock, having an aggregate value up to $10.5 million (“Shares”), for up to $100 million aggregate principal amount of the Company’s outstanding 5% Convertible Senior Subordinated Debentures due 2023 (“Old Debentures”) validly tendered and accepted in accordance with the terms and subject to the conditions set forth in the related prospectus and letter of transmittal.  The New Notes will be issued by the Company and will be secured by first priority liens on real estate that does not constitute collateral for the obligations under the senior secured credit facility and by second priority liens on real estate that does constitute collateral under the senior secured credit facility.  In addition, the New Notes will be guaranteed on an unsecured subordinated basis (the “Guarantees”) by certain subsidiaries of the Company (collectively, the “Guarantors”).  The Company and the Guarantors will be listed as registrants on the Registration Statement.

The registration of the Guarantees on the Registration Statement triggers certain financial information disclosures concerning the Guarantors that are being satisfied through this filing, which will be incorporated by reference into the S-4 Registration Statement.  This additional information is hereby reported through additional footnote disclosure contained in Fleetwood’s consolidated financial statements.  As such, the consolidated financial statements of Fleetwood are attached hereto under Item 9.01(d), and present additional information beyond that which was previously reported in (1) our Quarterly Report on Form 10-Q for the quarter ended July 27, 2008, filed on September 3, 2008, and (2) our Annual Report on Form 10-K for the fiscal year ended April 27, 2008, filed on July 10, 2008.

On October 30, 2008, the Company issued the press release, attached hereto as Exhibit 99.1, relating to, among other things, the matters described in this item.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed with this current report on Form 8-K:

Exhibit Number	Description of Exhibit

10.1

Ninth Amendment, dated as of October 29, 2008, to Third Amended and Restated Credit Agreement and Consent of Guarantors, dated as of January 5, 2007, among Fleetwood Enterprises, Inc., Fleetwood Holdings, Inc. and its subsidiaries, the banks and other financial institutions signatory thereto, and Bank of America, N.A., as administrative agent and collateral agent for the lenders.

23.1	Consent of Independent Registered Public Accounting Firm.

99.1	Press Release dated October 30, 2008.

99.2

Unaudited Financial Statements for the Quarterly Periods Ended July 27, 2008 and July 29, 2007 and Audited Financial Statements as of April 27, 2008 and April 29, 2007 and for each of the three years in the period ended April 27, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLEETWOOD ENTERPRISES, INC.

Date: October 30, 2008

/s/ Leonard J. McGill

Leonard J. McGill
Senior Vice President—Corporate Development,
General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

10.1

Ninth Amendment, dated as of October 29, 2008, to Third Amended and Restated Credit Agreement and Consent of Guarantors, dated as of January 5, 2007, among Fleetwood Enterprises, Inc., Fleetwood Holdings, Inc. and its subsidiaries, the banks and other financial institutions signatory thereto, and Bank of America, N.A., as administrative agent and collateral agent for the lenders.

23.1	Consent of Independent Registered Public Accounting Firm.

99.1	Press Release dated October 30, 2008.

99.2

Unaudited Financial Statements for the Quarterly Periods Ended July 27, 2008 and July 29, 2007 and Audited Financial Statements as of April 27, 2008 and April 29, 2007 and for each of the three years in the period ended April 27, 2008.